Exhibit 99.1

Contact:	UInvestors/Analysts
Tiffany Louder
Alliance Data
214-494-3048
Tiffany.Louder@AllianceData.com

UMedia
Annabelle Baxter
Alliance Data
214-494-3818
Annabelle.Baxter@AllianceData.com

ALLIANCE DATA PROVIDES CARD SERVICES
PERFORMANCE UPDATE FOR JUNE 2018

Plano, TX, July 16, 2018 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today provided an update on its Card Services segment.

In conjunction with the release of the Company's Master Trust Monthly Noteholder's Statement, the Company is releasing similar metrics for the overall total managed portfolio. The Master Trust data represents a subset of the Company's total managed portfolio, and the Company believes the information presented below provides a more complete view of the Card Services segment.

	For the month ended June 30, 2018	For the three months ended June 30, 2018
	(dollars in thousands)
Average receivables	$17,693,725	$17,570,439
Year over year change in average receivables	11%	12%
Net charge-offs	$97,406	$281,961
Net charge-offs as a percentage of average receivables (1)(2)	6.6%	6.4%

(1)	Compares to 4.8% and 6.2% for the month and three months ended June 30, 2017, respectively.

	As of June 30, 2018	As of June 30, 2017
	(dollars in thousands)
30 days + delinquencies - principal	$935,070	$783,336
Period ended receivables - principal	$17,072,443	$15,497,308
Delinquency rate (2)	5.5%	5.1%

(2)
While delinquency rates steadily improved during the second quarter, they remain slightly elevated due to the entry of accounts from FEMA-designated "individual assistance" disaster areas into "troubled debt restructuring (TDR)" during the first-half of 2018. Associated balances will continue to migrate through the various stages of delinquency until accounts are brought current or charged-off. This pressure should abate by September. See Note 5, "Credit Card and Loan
Receivables," in the March 31, 2018 Form 10-Q for further discussion of accounting treatment of modified credit card receivables.

Net charge-off rates are expected to improve sequentially to the high 5-percent range in the third quarter and mid-5 percent range in the fourth quarter. As such, the Company continues to target a full-year net charge-off rate of 6 percent. Potential recidivism from TDRs has been reflected in these estimates.

Alliance Data Systems Corporation
July 16, 2018

About Alliance Data

Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ approximately 20,000 associates at more than 100 locations worldwide.

Alliance Data's card services business is a provider of market-leading private label, co-brand, and business credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our expected operating results, future economic conditions including currency exchange rates and the guidance we give with respect to our anticipated financial performance.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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